UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124977	06-1185400

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2005, Haynes International, Inc. (the "Company") entered into Amendment No. 4 to Amended and Restated Loan and Security Agreement (the "Amendment"), by and among the Company, The Haynes Wire Company, the Lenders (as defined in the Amendment), and Wachovia Capital Finance Corporation (Central), as agent for the Lenders, which amended the Amended and Restated Loan and Security Agreement, dated August 31, 2004 (as amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3 (each as previously filed with the SEC), the "Loan and Security Agreement"). In addition to other non-material changes, the Amendment amended the Loan and Security Agreement to: (a) change the amounts of the "applicable margin" to be applied to the rate of interest in certain circumstances; (b) extend the Maturity Date from April 12, 2007 to April 12, 2009; and (c) to add a Term B Loan pursuant to which Ableco Finance Company agreed to loan a total of $10,000,000 to Haynes. The above disclosure represents only a summary of the Amendment and readers are encouraged to review the full text of the Amendment, a copy of which is filed with this Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.

(c)          Exhibits. The exhibit index included at the end of this filing is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: September 7, 2005	By: /s/ Marcel Martin Marcel Martin Vice President, Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1

Amendment No. 4 to Amended and Restated Loan and Security Agreement (the "Amendment"), by and among the Company, The Haynes Wire Company, the Lenders (as defined in the Amendment), and Wachovia Capital Finance Corporation (Central), as agent for the Lenders, dated August 31, 2005.